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O&PDCP.DOC
Owner:  Greg Meiman


                       1.     PURPOSE



The purpose of the Operating & Policy Committee Deferred

Compensation Plan is to provide retirement, long-term

savings, death or termination of employment benefits to Key

Employees (as hereinafter defined) of Providian Corporation

and its affiliates.



                      2.    DEFINITIONS



2.1  "Beneficiary" means the person or persons so designated by a Participant in accordance with Section 6 hereof.

2.2  "Cash Account" means a Deferred Compensation Account

     pursuant to which a Participant's Deferred Compensation

     shall be credited with interest as provided in Section

     4.4 hereof.

2.3  "Change in Control" shall mean:

          (a)  Any individual, entity or group (within the

     meaning of Section 13(d) (3) or 14 (d) (2) of the

     Securities Exchange Act of 1934, as amended (the

     "Exchange Act")) who becomes a beneficial owner (within

     the meaning of Rule 13d-3 promulgated under the

     Exchange Act) of 20% or more of either (i) the then

     outstanding shares of common stock of the Company (the

     "Outstanding Company Common Stock") or (ii) the

     combined voting power of the then outstanding

     securities of the Company entitled to vote generally in

     the election of directors (the "Outstanding Company

     Voting Securities"); provided, however, that beneficial

     ownership by any of the following shall not constitute

     a Change in Control:  (x)  the company or any of its

     subsidiaries,  (y)  any employee benefit plan (or

     related trust) sponsored or maintained by the Company

     or any of its subsidiaries or  (z)  any corporation

     with respect to which, following such acquisition, more

     than 60% or, respectively, the then outstanding shares

     of common stock of such corporation and the combined

     voting power of the then outstanding voting securities

     of such corporation entitled to vote generally in the

     election of directors is then beneficially owned,

     directly or indirectly, by all or substantially all of

     the individuals and entities who were the beneficial

     owners, respectively, of the Outstanding Company Common

     Stock and Outstanding Company Voting Securities

     immediately prior to such acquisition in substantially

     the same proportions as their ownership, immediately

     prior to such acquisition, of the Outstanding Company

     Common Stock and Outstanding Company Voting Securities,

     as the case may be; or

          (b)  Individuals who, as of the date hereof,

     constitute the Board of Directors of the Company (the

     "Incumbent Board") cease for any reason to constitute

     at least a majority of the Board of Directors of the

     company; provided, however, that any individual

     becoming a director subsequent to the date hereof whose

     election, or nomination for election by the Company's

     shareholders, was approved by a vote of at least a

     majority of the directors then comprising the Incumbent

     Board shall be considered as though such individual

     were a member of the Incumbent Board, but excluding,

     for this purpose, any such individual whose initial

     assumption of office occurs as a result of either an

     actual or threatened election contest (as such terms

     are used in Rule 14a-11 of Regulation 14A promulgated

     under Exchange Act); or

          (c)  A reorganization, merger or consolidation,

     with respect to which, in each case, all or

     substantially all of the individuals and entities who

     were the beneficial owner, respectively, of the

     Outstanding Company Stock and Outstanding Company

     Voting Securities immediately prior to such

     reorganization, merger or consolidation do not,

     following such reorganization, merger or consolidation,

     beneficially own, directly or indirectly, more than 60%

     of, respectively, the then outstanding shares of common

     stock and the combined voting power of the then

     outstanding voting securities entitled to vote

     generally in the election of directors, as the case may

     be, of the corporation resulting from such

     reorganization, merger or consolidation in

     substantially the same proportions as their ownership,

     immediately prior to such reorganization, merger or

     consolidation of the Outstanding Company Common Stock

     and Outstanding Company Voting Securities, as the case

     may be; or

          (d)     (i) Approval by the shareholders of the

     Company of a complete liquidation or dissolution of the

     Company of (ii)  the sale or other disposition of all

     or substantially all of the assets of the Company,

     other than to a corporation, with respect to which

     following such sale or other disposition, more than 60%

     of, respectively, the then outstanding share of common

     stock or such corporation and the combined voting power

     of the then outstanding voting securities of such

     corporation entitled to vote generally in the election

     of directors is then beneficially owned, directly or

     indirectly, by all or substantially all of the

     individuals and entities who are the beneficial owners,

     respectively, of the Outstanding Company Common Stock

     and Outstanding Company Voting Securities immediately

     prior to such sale or other disposition in

     substantially the same proportion as their ownership,

     immediately prior to such sale or other disposition, of

     the Outstanding Company Common Stock and Outstanding

     Company Voting Securities , as the case may be.

2.4  "Company" means Providian Corporation and its affiliate corporations who participate in the Plan.

2.5  "Compensation Plans" means those Company plans

     designated by the Senior Vice President -

     Administration - Human Resources of the Company under

     which compensation may be deferred into this Plan,

     including base salary and all incentive plans.

2.6  "Deferred Compensation" means compensation earned by a

     Participant under any of the Compensation Plans which

     the Participant has elected to defer pursuant to the

     provisions of the Compensation Plans or this Plan.

2.7  "Deferred Compensation Account" means a Cash Account

     maintained by the Company on its books for a

     Participant who has Deferred Compensation under any of

     the Company's Compensation Plans.

2.8  "Key Employee" means a member of the Operating and

     Policy Committee of the Company in a position that has

     a significant impact upon the success of the Company's

     annual business results and is a member of a select

     group of management or highly compensated employees.

2.9  "Participant" means any Key Employee of the Company

     selected to participate in the Plan.

2.10 "Period" means a year, quarter, month, or biweekly

     duration as provided for in the Compensation Plan.

2.11 "Plan" means this Operating & Policy Committee Deferred

     Compensation Plan.

2.12 "Unforeseeable Emergency" means demonstrable and

     unforeseen financial need for funds to meet

     extraordinary medical or medical-related expenses, or

     extraordinary expenses related to an unanticipated

     casualty or accident beyond the control of the

     Participant.

2.13 "Year" means the fiscal year of the Company, which is

     the calendar year.



               3.    PARTICIPATION IN THE PLAN



3.1  Eligibility for participation in the Plan shall be

     limited to Key Employees as defined by the Plan.



               4.    DEFERRED COMPENSATION ACCOUNTS



4.1  The Company shall establish a Deferred Compensation

     Account, with respect to the Deferred Compensation of a

     Participant, for each Participant in accordance with

     the instructions provided by such Participant pursuant

     to the requirements of the Compensation Plans or this

     Plan.

4.2  A Participant's or Beneficiary's rights to receive

     payments under this Plan are merely those of an

     unsecured general creditor of the Company and its

     affiliate corporations.  Such rights constitute a mere

     promise by the Company and its affiliate corporations

     to make payments to Participants and their

     Beneficiaries in the future.  It is the intention of

     all of the parties to this agreement, that the Plan be

     unfunded for federal tax purposes and for purposes of

     Title I of the Employee Retirement Income Security Act

     of 1974, as amended ("ERISA").  The obligation of the

     Company may, in its sole discretion, be satisfied from

     any course of funds, including but not limited to

     payment from a trust or trusts established by the

     Company which permit such payments to be made

     therefrom.

4.3  Deferred Compensation shall be credited to a Cash

     Account as soon as practicable following the Period

     with respect to which such Deferred Compensation is

     earned by the Participant.

4.4  Interest on the Cash Account balance shall be

     calculated and shall either be paid to the Participant

     quarterly or credited to his or her account at the end

     of each calendar quarter in accordance with an election

     made by each Participant in compliance with the terms

     of the applicable Compensation Plans.  Amounts credited

     to the Cash Account after the first day of a calendar

     quarter shall be credited with pro rata interest on the

     basis of the number of days of such quarter during

     which such amounts were credited.  Withdrawals prior to

     the end of a calendar quarter shall be credited with

     interest, based on the prior quarter's interest rate,

     for the number of days during the quarter for which

     such amount was credited. The interest rate for the

     quarter shall be equal to the Salomon Brothers Index

     for a single A-rated utility bonds in effect at the end

     of such quarter less five-tenths of one percent (0.5%).

4.5  If Participant's active employment with the Company

     ceases by reason of retirement pursuant to the

     Company's retirement plan or written contract, the

     Company shall make payments to such Participant either

     in a lump sum or in substantially equal annual

     installments over a three or five-year period in

     accordance with an election made by such Participant,

     provided such election was made in compliance with the

     terms of the applicable Compensation Plans or this

     Plan.  If the Participant's active employment with the

     Company ceases by reason of long-term disability

     recognized as such by the Company, or if the

     Participant's active employment with the Company ceases

     by reason of retirement pursuant to the Company's

     retirement plan or written contract but no election was

     made in accordance with the previous sentence with

     respect to an amount deferred under a Compensation

     Plan, the Company will make payments to such

     Participant in substantially equal annual installments

     over a three-year period.  The amounts payable pursuant

     to this paragraph 4.5 are described below:

          4.5.1       The number of dollars equal to the

       Cash Account balance with interest as provided in

       paragraph 4.4 as of the date of the cessation of

       active employment;

          4.5.2       If a Participant receives payment in

       installments, the Company shall calculate and credit

       interest until each payment date on the unpaid

       balance of such Participant's account at the rate

       specified in Section 4.4

           4.5.3        If a Participant whose active

       employment ceased due to long-term disability, as

       recognized by the Company, again becomes actively

       employed by the Company, installment payments

       pursuant to Section 4.5 shall cease.  The unpaid

       balance of the account shall then be credited to a

       Deferred Cash Account which shall be maintained

       subject to the provisions of the Plan as if active

       employment had never ceased.

          4.5.4       Lump sum payments, if elected in

       accordance with the provisions of a Compensation

       Plan or this Plan and in accordance with paragraph

       4.5 above, shall be made within 30 days following

       the cessation of a Participant's active employment

       under Section 4.5.  If a Participant elects to

       receive payment in substantially equal annual

       installments over a three or five-year period or

       otherwise becomes entitled to receive payments in

       substantially equal annual installments pursuant to

       paragraph 4.5 above, such installments shall

       commence 30 days following the cessation of

       Participant's employment with the Company.

4.6  Within 30 days following the cessation of a

     Participant's active employment with the Company for

     reasons other than retirement pursuant to the Company's

     retirement plan or written contract, or long-term

     disability recognized as such by the Company, the

     Company will pay to such Participant or to the

     Participant's Beneficiary, in a lump sum, an amount

     equal to the Deferred Cash Account balance as of the

     date of cessation of active employment with interest,

     as determined in accordance with Section 4.4 above, to

     the date of payment; however, if the Participant has

     elected to receive interest payments as provided for in

     Section 4.4, such amount shall be less any interest

     payments received.



4.7  Upon application by a Participant who is receiving

     payments in the form of installments following

     separation from active employment on account of long-

     term disability or retirement, the Committee may direct

     payment in a lump sum of all or a portion of the

     remaining amounts credited to the account of such

     Participant in the event of Unforeseeable Emergency.

     Any such application must set forth the circumstances

     constituting such Unforeseeable Emergency.

     Notwithstanding the foregoing, the Committee may not

     direct payment of any amounts credited to the accounts

     of a Participant to the extent that such emergency is

     or may be relieved (a) through reimbursement or

     compensation by insurance or otherwise; or (b) by

     liquidation of the Participant's assets, to the extent

     that such liquidation would itself not cause severe

     financial hardship.  Any distribution due to

     Unforeseeable Emergency shall only be permitted to the

     extent reasonable needed to satisfy such hardship, and

     shall be made in the sole discretion of the Committee,

     both with respect to the determination as to whether an

     Unforeseable Emergency exists and as to the amount

     distributable.  In all cases, the requirements and

     standards set forth in section 1.457.2(h) (4) and (5)

     of the Income Tax Regulations will govern the

     determinations of a Participant's eligibility for and

     the amount of any distributions under this paragraph

     4.7.

4.8  The establishment of the accounts under this Plan

     constitutes only a method, by bookkeeping entry, of

     determining the amount of deferred awards payable.  The

     Company shall be under no obligation to segregate any

     assets or to otherwise secure any payment provided

     hereunder.  It is not intended by the Company nor by

     any Participant that the amounts in the accounts be

     held by the Company in trust for any Participant or for

     the  Beneficiary of any such Participant; provided,

     however, that the Company retains the right, in its

     sole and absolute discretion, to establish and maintain

     a trust or trusts, the corpus of which may be used to

     discharge the obligations of the Company hereunder.

4.9  The right to receive payment under this Plan shall not

     be subject to anticipation, alienation, sale,

     assignment, pledge, encumbrance, or charge, and any

     attempt to anticipate, alienate, sell, assign, pledge,

     encumber, or charge such right shall be void.  No

     payment nor right to payment shall in any manner be

     liable for or subject to debts, contracts, liabilities

     or torts of the Participant or the Participant's

     Beneficiary.

4.10 All payments made pursuant to Section 4 above shall be

     reduced by the amount of any federal, state, or local

     taxes required to be withheld by the Company or other

     payor.





                    5.    ADMINISTRATION



5.1  The Senior Vice President - Administration - Human

     Resources of the Company shall be the sole

     administrator of the Plan and will administer the Plan,

     interpret, construe and apply its provisions in

     accordance with its terms.  The Senior Vice President -

     Administration - Human Resources of the Company shall

     further establish, adopt or revise such rules and

     regulations as it may deem necessary or advisable for

     the administration of the Plan.

5.2  Each Participant will receive quarterly statements in

     such form as the Committee deems desirable setting for

     the the balance standing to the credit of the

     Participant's Deferred Compensation Account.

5.3  Manner of election to defer pursuant to the provisions

     of this Plan.  In the event that the Compensation Plan

     does not otherwise provide for a method of making a

     deferral election, a Participant may make such election

     under this paragraph.  In the event a Participant

     desires to defer all or part of the payment of an

     amount due under a Compensation Plan, each such

     Participant shall irrevocably elect, before the Period

     of performance of services, in writing on forms

     provided by the Company, the specific percentage and

     method of payment of the portion of the compensation

     which is to be deferred, if earned for such Period.







                6.    BENEFICIARY DESIGNATION



6.1  Each Participant shall have the right, at any time, to

     designate any person or persons as Beneficiary or

     Beneficiaries (both primary as well as contingent) to

     whom payment under the Plan shall be made in the event

     of the Participant's death prior to complete

     distribution to the Participant of the benefits due to

     the Participant under the Plan.  Each Beneficiary

     designation shall become effective only when filed in

     writing with the Senior Vice President - Administration

     - Human Resources of the Company during the

     Participant's lifetime on a form prescribed by the

     Senior Vice President - Administration - Human

     Resources of the Company with written acknowledgment of

     receipt.

6.2  The filing of a new Beneficiary designation form will

     cancel all Beneficiary designations previously filed.

     The spouse of a married Participant domiciled in a

     community property jurisdiction shall join in any

     designation of Beneficiary or Beneficiaries other than

     the spouse.

6.3  If a Participant fails to designate a Beneficiary as

     provided above, or if all designated Beneficiaries

     predecease the Participant or die prior to complete

     distribution of  Participant's benefits, then the

     Senior Vice President - Administration - Human

     Resources of the Company shall direct the distribution

     of such benefits to the Participant's estate.





                     7.    MISCELLANEOUS



7.1  This Plan shall be effective June 1, 1994, with

     continuation thereafter contemplated, subject to review

     of its operation.  However, this Plan shall at all

     times remain subject to amendment, modification or

     termination by action of the Senior Vice President -

     Administration - Human Resources of the Company;

     provided, however, in the event of termination, any

     amount held in a Participant's Deferred Compensation

     Account shall be distributed to the Participant in

     accordance with Section 4.6 hereof.  Notwithstanding

     the foregoing, this Plan may not be amended, modified

     or terminated following a Change in Control, without

     the prior written consent of each Participant

     hereunder.

7.2  This Plan shall not be deemed to constitute a contract

     between the Company and any Participant.  Nothing

     contained in this Plan shall be deemed to give any

     Participant the right to be retained in the service of

     the Company or to interfere with the right of the

     Company to discharge any Participant at any time

     regardless of the effect which such discharge shall

     have upon such individual as a Participant in the Plan.

7.3  This Plan shall be construed in accordance with the

     laws of the Commonwealth of Kentucky.

7.4  In the event any prevision of this Plan is held

     invalid, void, or unenforceable, the same shall not

     affect, in any respect whatsoever, the validity of any

     other provisions of this Plan.

7.5  Any notice of filing required or permitted to be given

     to the Senior Vice President - Administration - Human

     Resources of the Company under the Plan shall be in

     writing and hand delivered, or sent by registered or

     certified mail, to the principal office of the Company.

     Such notice shall be deemed given as of the date of

     delivery or the postmark on the receipt for

     registration or certification.

7.6  This Plan shall be binding upon the Company and its

     successors and assigns.

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     TABLE OF CONTENTS


     Section   Description                   Page

               1         Purpose . . . . . . . . . . . . . .

. . . . .         1

               2         Definitions . . . . . . . . . . . .

. . . . .    1

               3         Participation in the Plan . . . . .

. .     5

        4      Deferred Compensation Accounts         5

        5      Administration . . . . . . . . . . . . . .

11

        6      Beneficiary Designation . . . . . . .    12

        7      Miscellaneous . . . . . . . . . . . . . . .

13

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                    PROVIDIAN CORPORATION

   OPERATING & POLICY COMMITTEE DEFERRED COMPENSATION PLAN

                EFFECTIVE AS OF JUNE 1, 1994